UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2014

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2014, Allison Transmission Holdings, Inc. (“Allison”) published an earnings release reporting its financial results for the three months ended September 30, 2014. A copy of the earnings release is attached as Exhibit 99.1 hereto. Following the publication of the earnings release, Allison will host an earnings call on October 28, 2014 at 8:00 a.m. ET on which its financial results for the three months ended September 30, 2014 will be discussed. The investor presentation materials that will be used for the call are attached as Exhibit 99.2 hereto.

On October 27, 2014, Allison posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.allisontransmission.com).

As discussed on page 2 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Allison’s other Securities and Exchange Commission filings, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibits hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Earnings release dated October 27, 2014.

99.2	Investor presentation materials dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: October 27, 2014	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings release dated October 27, 2014.

99.2	Investor presentation materials dated October 27, 2014.